Exhibit 8.1

811 Main Street, Suite 3700
Houston, TX 77002
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FIRM / AFFILIATE OFFICES
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September 24, 2013	Houston	Silicon Valley
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	Madrid	Washington, D.C.

Pacific Coast Energy Company LP

515 South Flower Street, Suite 4800

Los Angeles, California 90071

Re:     Pacific Coast Oil Trust – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Pacific Coast Energy Company LP, a Delaware limited partnership (the “Partnership”), in connection with the offer and sale by the selling trust unitholders (as defined in the Prospectus Supplement) of 13,500,000 units representing beneficial interests in Pacific Coast Oil Trust (the “Trust,” and such units, the “Trust Units”). The Trust Units are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Registration Statement”), and the prospectus supplement dated September 19, 2013 (the “Prospectus Supplement”), to the prospectus dated September 4, 2013 (the “Base Prospectus” and together with the Prospectus Supplement, the “Prospectus”).

This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Partnership as to factual matters through a certificate of an officer of the Partnership (the “Officer’s Certificate”). In addition, this opinion is based upon the factual representations concerning the business, properties and governing documents of the Trust as set forth in the Registration Statement, the Prospectus and the Partnership’s responses to our examinations and inquiries.

In our capacity as counsel to the Partnership, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

September 24, 2013

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

Based on such facts, assumptions and representations and subject to the limitations set forth herein and in the Registration Statement, the Prospectus and the Officer’s Certificate, the statements in the Prospectus Supplement under the caption “Material Tax Considerations,” together with the statements in the Base Prospectus under the caption “U.S. Federal Income Tax Consequences,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute the opinion of Latham & Watkins LLP as to the material U.S. federal income tax consequences of the matters described therein.

No opinion is expressed as to any matter not discussed herein.

This opinion is rendered to you as of the date hereof, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement, the Prospectus and the Officer’s Certificate, may affect the conclusions stated herein.

This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Prospectus Supplement. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent, except that this opinion may be relied upon by the Trust and by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as an exhibit to the current report on Form 8-K of the Trust and to the incorporation by reference of this opinion into the Prospectus Supplement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ LATHAM & WATKINS LLP